Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-33690, 333-33676 and 333-35116) of Energizer Holdings Inc. of our report dated December 1, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2006 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

St. Louis, Missouri
December 5, 2006